Exhibit 99.1

BB&T Corporation

Corporate Communications

2400 Reynolda Road

Winston-Salem, NC 27106-4606

March 15, 2016

FOR IMMEDIATE RELEASE

Contacts:

BB&T ANALYSTS	NATIONAL PENN ANALYSTS	MEDIA
Alan Greer	Michael J. Hughes	Cynthia A. Williams
Executive Vice President	Senior Executive Vice President	Senior Executive Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3021	(484) 709-3305	(336) 733-1470

Reminder of BB&T, National Penn Expected

Merger Closing Date and Election Deadline

WINSTON-SALEM, N.C. and ALLENTOWN, Pa. – As previously announced by BB&T Corporation (NYSE: BBT) and National Penn Bancshares, Inc. (NASDAQ: NPBC), BB&T’s merger with National Penn is expected to close on or about April 1, 2016. The deadline for holders of National Penn common stock and certain National Penn equity awards to elect the form of consideration they wish to receive in the merger is 5 p.m., ET, on March 30, 2016, unless extended.

The anticipated closing date and the election deadline were previously announced on Jan. 21, 2016. Election materials were mailed Feb. 29, 2016, to National Penn security holders of record. Questions regarding the election materials may be directed to the information agent for the election, Georgeson Inc., at 877-278-4775.

Election Details

As previously announced, holders of National Penn common stock and certain National Penn equity awards may elect to receive, for each of their shares of National Penn common stock, either (i) $13.00 in cash, (ii) 0.3206 of a share of BB&T common stock (plus cash in lieu of any fractional shares of BB&T common stock for each share of National Penn common stock), or (iii) a combination of cash and shares of BB&T common stock. The cash and stock elections will be subject to allocation and proration procedures, which are described in the election materials, the proxy statement/prospectus and in the Agreement and Plan of Merger, dated as of Aug. 17, 2015, by and between National Penn and BB&T (the merger agreement). The allocation and proration provisions in the merger agreement are designed to ensure that, on an aggregate basis, approximately 70 percent of the shares of National Penn common stock outstanding immediately prior to the completion of the merger will be exchanged for BB&T common stock, and approximately 30 percent of the shares of National Penn common stock outstanding immediately prior to the completion of the merger will be exchanged for cash.

As further described in the election materials, to make a valid election, a properly completed election form and letter of transmittal and any National Penn stock certificate(s), together with any other required documents described in the election materials, must be received by Computershare Trust Company, N.A., the exchange agent for the transaction, prior to the election deadline. National Penn common shareholders who hold their shares through a broker, bank, trustee or other nominee should follow the instructions of such broker, bank, trustee or other nominee as to the procedures for making elections and exchanging their shares of National Penn common stock, which may contain an earlier deadline by which you will need to submit your election to such broker, bank, trustee or other nominee. National Penn security holders should carefully read the proxy statement/prospectus for the merger, the merger agreement and all the election materials provided to them before making their elections.

Any security holders who do not make a proper election by the election deadline will have their shares of National Penn common stock or equity awards exchanged for cash, shares of BB&T common stock, or a combination of cash and shares of BB&T common stock, depending on the valid elections of other National Penn security holders in accordance with the allocation and proration procedures in the merger agreement.

National Penn security holders who have election procedure questions, want up-to-date information on the election deadline or wish to obtain copies of the election materials may contact Georgeson Inc., the information agent for the election, at 877-278-4775 from 9 a.m. to 11 p.m. ET Monday to Friday, and Saturday noon to 6 p.m. ET.

Electronic copies of the merger agreement and the proxy statement/prospectus of National Penn and BB&T, dated Oct. 23, 2015, (the “proxy statement/prospectus”), as well as other filings containing information about National Penn and BB&T, may be obtained at the Securities and Exchange Commission’s website, SEC.gov, BB&T’s website, BBT.com, and National Penn’s website, NationalPennBancshares.com. Copies of the merger agreement and the proxy statement/prospectus are also available, free of charge, by directing a request to either BB&T Corporation or National Penn, as described below.

About BB&T

As of Dec. 31, 2015, BB&T is one of the largest financial services holding companies in the U.S. with $209.9 billion in assets and market capitalization of $29.5 billion. Based in Winston-Salem, N.C., the company operates 2,139 financial centers in 15 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at BBT.com.

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About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with approximately $9.6 billion in assets, is a bank holding company headquartered in Allentown, Pa. National Penn Bank operates 124 branch offices throughout Pennsylvania, New Jersey and Maryland.

National Penn’s financial services affiliates and divisions include its National Penn Investors Trust Company division; Institutional Advisors LLC; and National Penn Insurance Services Group Inc.

Please visit our website at NationalPennBancshares.com to see our regularly posted material information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving National Penn’s and BB&T’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in National Penn’s and BB&T’s reports filed with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: delay in closing the merger; difficulties and delays in integrating the National Penn business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BB&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms.

Important Additional Information and Where to Find It

In connection with the proposed merger, BB&T has filed with the SEC a Registration Statement on Form S-4, as amended, that includes a Proxy Statement of National Penn and a Prospectus of BB&T (the proxy statement/prospectus), as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF NATIONAL PENN ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER, ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

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A free copy of the proxy statement/prospectus, as well as other filings containing information about BB&T and National Penn, may be obtained at the SEC’s website, SEC.gov. You may also obtain these documents, free of charge, from BB&T at BBT.com under the heading “About BB&T” and then under the heading “Investor Relations” and then under “BB&T Corporation’s SEC Filings,” or from National Penn at NationalPennBancshares.com under the heading “SEC Filings” and then under “Documents.” Copies of the proxy statement/prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, NC 27104, Attention: Shareholder Services, Telephone: 336-733-3065, or to National Penn Bancshares, Inc., 645 Hamilton St., Suite 1100, Allentown, PA 18101, Attention: Shareholder Services, Telephone: 610-861-3983.

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